Exhibit 99.1

Blackstone Private Credit Fund Increases Monthly Distribution

December 5, 2022 – NEW YORK – Blackstone Private Credit Fund (“BCRED”) today announced the increase of its regular monthly distribution from $0.1900 per share to $0.2100 per share, which represents a 10.2% annualized distribution yield (for Class I Common Shares1) based on the October NAV per share of $24.60. BCRED’s Board of Trustees (the “Board”) approved the increase in distribution, which will become effective for the December 2022 monthly distribution with the record date of December 30, 2022 and will be paid on or about January 27, 2023.

This announcement comes on the heels of BCRED’s regular monthly distribution increase from $0.1740 per share to $0.1900 per share for Class I Common Shares, announced on September 7, 2022, and the recent special distribution of $0.07 paid in September 20222.These monthly distribution increases are driven by increases in BCRED’s earnings power, which is positively impacted by rising interest rates, the quality of its portfolio, as well as widening spreads resulting from public credit market dislocation.

With nearly 100% of BCRED’s portfolio invested in floating rate debt, BCRED believes this creates an opportunity to increase regular distributions to more appropriately align with BCRED’s earnings power.

About Blackstone Credit

Blackstone Credit is one of the world’s largest credit-focused asset managers, with $234 billion in assets under management. We seek to generate risk-adjusted returns for our clients by investing across the entire corporate credit market, from public debt to private loans. Our capital supports a wide range of companies across sectors and geographies, enabling businesses to expand, invest, and navigate changing market environments.

About Blackstone Private Credit Fund

BCRED is Blackstone’s non-listed business development company (“BDC”). Leveraging Blackstone’s institutional-caliber investment approach, BCRED aims to provide income-focused individual investors access to private credit in a continuously offered fund structure. It is part of Blackstone Credit’s $89 billion direct lending platform, which provides privately originated, senior secured, floating rate loans to U.S. and European companies. BCRED is externally managed by a subsidiary of Blackstone (NYSE: BX), a global leader in credit investing.

Forward-Looking Statements

Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

[1]

For Class S Common Shares, would represent at estimated net distribution of $0.1926 and an estimated 9.4% distribution yield. For Class D Common Shares, would represent an estimated net distribution of $0.2049 and an estimated 10.0% distribution yield.

[2]

For Class S Common Shares, an increase from 0.1740 to 0.1900 per share and a special distribution of $0.07 paid in September 2022. For Class D Common Shares, an increase from $0.1740 to $0.1900 and a special distribution of $0.07 paid in September 2022.

Contact

Mariel Seidman-Gati

Mariel.seidmangati@blackstone.com

+1 917-698-1674